SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

NOVEMBER 19, 2003

TEXAS REGIONAL BANCSHARES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	000-14517	74-2294235
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910

3900 NORTH 10TH STREET, 11TH FLOOR

MCALLEN, TX 78502-5910

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

On November 19, 2003, Texas Regional Bancshares, Inc. (“Texas Regional”) entered into an Agreement and Plan of Reorganization by and among Texas Regional, Texas Regional Delaware, Inc., a Delaware corporation and direct wholly-owned subsidiary of Texas Regional (“Texas Regional Delaware”), and Southeast Texas Bancshares, Inc., a Texas corporation (“Southeast Texas Bancshares”).  Pursuant to the Agreement and Plan of Reorganization, Southeast Texas Bancshares will be merged with and into Texas Regional Delaware.  The Agreement and Plan of Reorganization calls for total consideration of $226,500,000, to be paid 50% to 60% in cash and the balance in newly issued Texas Regional Class A Voting Common Stock in exchange for all of the outstanding shares of Southeast Texas Bancshares, subject to adjustment under the circumstances described in the Agreement and Plan of Reorganization.  The proposed merger is subject to customary closing conditions, including receipt of all requisite regulatory approval and the approval of Southeast Texas Bancshares shareholders.  A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

On November 20, 2003, Texas Regional issued a press release announcing execution of the Agreement and Plan of Reorganization.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1           Agreement and Plan of Reorganization, dated as of November 19, 2003, by and among Texas Regional Bancshares, Inc., a Texas corporation, and Southeast Texas Bancshares, Inc., a Texas Corporation.

99.1         Press release of Texas Regional Bancshares, Inc. dated November 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.

Date: November 21, 2003	By: /s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Reorganization, dated as of November 19, 2003, by and among Texas Regional Bancshares, Inc., a Texas corporation, and Southeast Texas Bancshares, Inc., a Texas corporation.

99.1	Press release of Texas Regional Bancshares, Inc. dated November 20, 2003